UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): March 10, 2008

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Bonuses for Fiscal Year Ended December 31, 2007

On March 10, 2008, the Compensation Committee of the Board of Directors of Comverge, Inc. approved annual cash bonuses and incentive equity awards with respect to Comverge's fiscal year ended December 31, 2007. The recipients of these annual bonuses included the Named Executive Officers set forth below for Comverge's fiscal year ended December 31, 2007. Although no longer an officer of Comverge, Mr. Wren served as Comverge's General Counsel and Executive Vice President through December 31, 2007, and continues to work with Comverge as a consultant focusing on mergers, acquisitions and other strategic opportunities at the company's request.

After reviewing Comverge's financial performance for fiscal 2007 and evaluating the annual bonus targets previously established for Comverge's management by the committee, the Compensation Committee approved annual bonuses for Comverge's fiscal year ended December 31, 2007, to various members of Comverge's management, including the Named Executive Officers in the amounts set forth opposite such individual's name below. The annual bonuses included payments of cash, grants of restricted stock and grants of stock options.
Named Executive Officers	Position	Annual Cash Bonus	Restricted Stock Award (Shares)	Stock Option Award (Shares)
Robert M. Chiste	Chairman of the Board, Chief Executive Officer and President	$106,312.50	14,642	87,852
Frank A. Magnotti	President and Chief Operating Officer of Alternative Energy Resources Group	$50,525.00	4,771	28,626
Edward J. Myszka	President and Chief Operating Officer of Smart Grid Solutions Group	$35,475.00	3,522	21,135
Michael D. Picchi	Chief Financial Officer and Executive Vice President	$26,932.50	3,311	19,869
T. Wayne Wren	General Counsel and Executive Vice President	$20,250.00	2,788	16,733

Each of the shares of restricted stock is initially subject to a repurchase right in favor of Comverge. With continued service to Comverge, all of the shares of restricted stock set forth above shall vest, and the repurchase right shall lapse with respect to such shares, on March 10, 2011.

The exercise price of the stock options was set at $12.40 per share, which equals the closing price of Comverge's common stock traded on Nasdaq Global Market on March 10, 2008. With continued service to Comverge, all of the option shares set forth above shall vest and become exercisable in a series of sixteen successive quarterly installments, with the first installment vesting on June 10, 2008, and the final installment vesting on March 10, 2012. Each option award has a term of seven years from grant.

Special Cash Bonus

In addition the annual bonuses described above, on March 10, 2008, the Compensation Committee also approved special cash compensation to certain members of Comverge's management, including four Named Executive Officers. The Compensation Committee approved these special compensation awards to recognize such individuals' leadership and contributions related to Comverge's completion of two public equity offerings and integration of two acquisitions into Comverge's business during the last fiscal year. The Compensation Committee approved cash compensation in the following amounts to each of the Named Executive Officers set forth below.
Executive	Cash Bonus
Robert M. Chiste	$50,000.00
Frank A. Magnotti	$15,000.00
Edward J. Myszka	$15,000.00
Michael D. Picchi	$30,000.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: March 12, 2008